EXHIBIT 16(a)



                                                                    May 18, 1998



Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC  20549

RE: Transpacific International Group Corp. (File No. 333-588-NY)


Gentlemen:

We were previously the principal accountants for Transpacific International Group Corp. (the "Registrant"), and on October 20, 1997, we reported on the financial statements of the Registrant as of September 30, 1997, and for the period from October 9, 1995 (date of inception) to September 30, 1997. On May 15, 1998, we were informed that we were terminated as the principal accountants for the Registrant. We have read the Registrant's statements included pursuant to Item 4 in its Form 8-K Current Report dated May 15, 1998. At the request of the Registrant, we hereby state that we agree with the statements included in
Item 4(b) thereof that relate to our firm.


                                                Very truly yours,

                                                /s/ German W. Chacon

                                                                   EXHIBIT 16(b)



                                                                    May 18, 1998



Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC  20549

RE: Transpacific International Group Corp. (File No. 333-588-NY)


Gentlemen:

We were previously the principal accountants for Coffee Holding Co., Inc. ("Coffee"), and on December 19, 1996, we reported on the financial statements of Coffee as of October 31, 1996 and 1995 and for the years then ended. On February 11, 1998, Coffee was merged into Transpacific International Group Corp. (the "Registrant") in conjunction with a purchase business combination accounted for as a reverse acquisition in which Coffee was the acquirer. On May 15, 1998, we were informed by the Registrant that we were terminated as the principal accountants for the merged entities. We have read the Registrant's statements included pursuant to Item 4 in its Form 8-K Current Report dated May 15, 1998. At the request of the Registrant, we hereby state that we agree with the statements included in Item 4(c) thereof that relate to our firm.


                                         Very truly yours,

                                         /s/ Ira D. Ganzfried & Company